EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Synopsys, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-84517 and 333-68011) on Form S-3 and (Nos. 333-174587, 333-169275, 333-166274, 333-157791, 333-151067, 333-151070, 333-116222, 333-45056, 333-38810, 333-32130, 333-90643, 333-84279, 333-77597, 333-56170, 333-63216, 333-77000, 333-97317, 333-97319, 333-99651, 333-100155, 333-103418, 333-103635, 333-103636, 333-106149, 333-108507, 333-77127, 333-68883, 333-60783, 333-50947, 333-45181, 333-42069, 333-22663, 333-75638, 333-100155, 333-71056, 333-125224, 333-125225, and 333-134899) on Form S-8 of Synopsys, Inc. (the Company) of our report dated December 15, 2011, with respect to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 29, 2011 and October 30, 2010, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 29, 2011, and the effectiveness of internal control over financial reporting as of October 29, 2011, which report appears in the October 29, 2011 annual report on Form 10-K of Synopsys, Inc.

As described in note 3, the Company changed its method of accounting for business combinations in fiscal 2010.

/s/ KPMG LLP

Santa Clara, California

December 15, 2011